EXHIBIT 3.1

                             AMERICAN RIVER HOLDINGS

                             SECRETARY'S CERTIFICATE

1. The undersigned hereby certifies that she is the duly appointed Secretary of American River Holdings and is serving in that capacity in accordance with the Bylaws of the Corporation.

2. The undersigned further certifies that the attached amended Article Seven and Article Eight of the American River Holdings Articles of Incorporation have been duly adopted and are in full force and effect.


Date: December 20, 2000                /s/ MARJORIE G. TAYLOR
                                       ----------------------
                                       Marjorie G. Taylor
                                       Secretary, American River Holdings

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     "Seven: Classified Board of Directors.

     (a) The number of directors which shall constitute the whole board of directors of this corporation shall be specified in the bylaws of the corporation.

     (b) In the event that the authorized number of directors shall be fixed at nine (9) or more, the board of directors shall be divided into three classes: Class I, Class II, and Class III, each consisting of a number of directors equal as nearly as practicable to one-third the total number of directors. Directors in Class I shall initially serve for a term expiring at the 2001 annual meeting of shareholders, directors in Class II shall initially serve for a term expiring at the 2002 annual meeting of shareholders, and directors in Class III shall initially serve for a term expiring at the 2003 annual meeting of shareholders. Thereafter, each director shall serve for a term ending at the third annual shareholders meeting following the annual meeting at which such director was elected. In the event that the authorized number of directors shall be fixed with at least six (6) but less than nine (9), the board of directors shall be divided into two classes, designated Class I and II, each consisting of one-half of the directors or as close as an approximation as possible. At each annual meeting, each of the successors to the directors of the class whose term shall have expired at such annual meeting shall be elected for a term running until the second annual meeting next succeeding his or her election and until his or her successor shall have been duly elected and qualified. The foregoing notwithstanding, each director shall serve until his or her successor shall have been duly elected and qualified, unless he or she shall resign, die, become disqualified or disabled, or shall otherwise be removed.

     (c) At each annual election, the directors chosen to succeed those whose terms then expire shall be identified as being of the same class as the directors they succeed unless, by reason of any intervening changes in the authorized number of directors, the board of directors shall designate one or more directorships whose term then expires as directorships of another class in order more nearly to achieve equality in the number of directors among the classes. When the board of directors fills a vacancy resulting from the resignation, death, disqualification or removal of a director, the director chosen to fill that vacancy shall be of the same class as the director he or she succeeds, unless, by reason of any previous changes in the authorized number of directors, the board of directors shall designate the vacant directorship as a directorship of another class in order more nearly to achieve equality in the number of directors among the classes.

     (d) Notwithstanding the rule that the classes shall be as nearly equal in number of directors as possible, in the event of any change in the authorized number of directors, each director then continuing to serve as such will nevertheless continue as a director of the class of which he or she is a member, until the expiration of his current term or his or her earlier resignation, death, disqualification or removal. If any newly created directorship or vacancy on the board of directors, consistent with the rule that the three classes shall be as nearly equal in number of directors as possible, may be allocated to one or two or more classes, the board of directors shall allocate it to that of the available class whose term of office is due to expire at the earliest date following such allocation."

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     "Eight: Cumulative Voting.

     No holder of any class of stock of the corporation shall be entitled to cumulative votes in common in connection with any election of directors of the corporation."

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                            ARTICLES OF INCORPORATION
                                       OF
                             AMERICAN RIVER HOLDINGS

         ONE:    NAME

         The name of the corporation is:

                  American River Holdings

         TWO:    PURPOSE

         The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporations Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

         THREE:  AUTHORIZED STOCK

         The corporation is authorized to issue only one class of shares of stock, designated "Common Stock," and the total number of shares which the corporation is authorized to issue is 20,000,000.

         FOUR:   DIRECTOR LIABILITY

         The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

         FIVE:   INDEMNIFICATION

         The corporation is authorized to indemnify its agents (as defined from time to time in Section 317 of the California Corporations Code) to the fullest extent permissible under California law. Any amendment, repeal or modification of the provisions of this Article shall not adversely affect any right or protection of an agent of the corporation existing at the time of such amendment, repeal or modification.

         SIX:    AGENT FOR SERVICE OF PROCESS

         The name and address in this State of this corporation's initial agent for service of process is:

                           Gary Steven Findley
                           1470 North Hundley Street
                           Anaheim, California 92806

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         IN WITNESS WHEREOF, for the purpose of forming this corporation under the laws of the State of California, the undersigned, constituting the incorporator of this corporation, has executed these Articles of Incorporation.

Dated:  January 23, 1995





                                                   /s/ GARY STEVEN FINDLEY
                                                   --------------------------
                                                       Gary Steven Findley

         I hereby declare that I am the person who executed the foregoing Articles of Incorporation, which execution is my act and deed.


                                                   /s/ GARY STEVEN FINDLEY
                                                   --------------------------
                                                       Gary Steven Findley

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AMERICAN RIVER HOLDINGS

                            CERTIFICATE OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION

The undersigned, David T. Taber and Patricia Thaxter, certify that:

1. They are the president and the assistant corporate secretary, respectively, of American River Holdings, a California corporation.

2. Article 3 (three) of the Articles of Incorporation of this corporation is amended to read as follows:

                  The corporation is authorized to issue only one class of shares of stock, "Common Stock," and the total number of shares which the corporation is authorized to issue is 20,000,000. Upon the amendment of this article, each outstanding share of Common Stock is split into 1.50 shares.

3. The foregoing amendment of the Articles of Incorporation has been duly approved by the Board of Directors at their regular meeting held April 21, 1999.

4. The corporation has only one class of shares outstanding and the amendment affects only a stock split.


/s/ David T. Taber                                 /s/ Patricia Thaxter
------------------------                           -----------------------------
David T. Taber                                     Patricia Thaxter
President                                          Assistant Corporate Secretary
Chief Executive Officer

Dated: May 7, 1999


David T. Taber and Patricia Thaxter further declare under penalty of perjury under the laws of the State of California that they have read the foregoing certificate, and know the contents thereof and that the same is true of their own knowledge.

/s/ David T. Taber                                 /s/ Patricia Thaxter
------------------------                           -----------------------------
David T. Taber                                     Patricia Thaxter

Dated May 7, 1999

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